Exhibit 99.2

VectorVision, Inc.

Audited Financial Statements as of and for the Years Ended December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

VectorVision, Inc.

San Diego, California

We have audited the accompanying balance sheets of VectorVision, Inc. (the "Company") as of December 31, 2016 and 2015 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VectorVision, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has experienced recurring net losses since inception and has a stockholders’ deficiency as of December 31, 2016. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.
Los Angeles, California
September 26, 2017

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VectorVision, Inc.

Balance Sheets

	December 31,
	2016	2015

Assets

Current assets
Cash	$7,160	$5,698
Accounts receivable	18,301	9,656
Inventories	87,155	122,632
Prepaid expenses	2,537	2,884

Total current assets	115,153	140,870

Property and equipment, net	11,756	15,353

Total assets	$126,909	$156,223

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities
Accounts payable and accrued liabilities	$74,365	$79,394
Line of credit	32,760	20,173
Promissory notes payable to related party	38,087	37,317

Total liabilities	145,212	136,884

Commitments and contingencies

Stockholders’ Equity (Deficiency)

Common stock, $0.00 par value; 750 shares authorized; 124 and 124 shares issued and outstanding at December 31, 2016 and December 31, 2015	-	-
Additional paid-in capital	51,410	51,410
Accumulated deficit	(69,713)	(32,071)

Total stockholders’ equity (deficiency)	(18,303)	19,339

Total liabilities and stockholders’ equity (deficiency)	$126,909	$156,223

See accompanying notes to financial statements.

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VectorVision, Inc.

Statements of Operations

	Years Ended December 31,
	2016	2015

Revenue	$231,458	$258,263

Cost of goods sold	84,520	90,368

Gross profit	146,938	167,895

Operating expenses
Sales and marketing	12,353	7,159
General and administrative	164,003	173,076

Total operating expenses	176,356	180,235

Loss from operations	(29,418)	(12,340)

Other expenses:
Interest expense	8,224	8,060

Net loss	$(37,642)	$(20,400)

See accompanying notes to financial statements.

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VectorVision, Inc.

Statements of Stockholders’ Equity (Deficiency)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
Balance at December 31, 2014	125	$-	$51,410	$(11,671)	$39,739
Common stock retired	(1)	-	-	-	-
Net loss – January 1, 2015 through December 31, 2015	-	-	-	(20,400)	(20,400)
Balance at December 31, 2015	124	-	51,410	(32,071)	19,339
Net loss – January 1, 2016 through December 31, 2016	-	-	-	(37,642)	(37,642)
Balance at December 31, 2016	124	$-	$51,410	$(69,713)	$(18,303)

See accompanying notes to financial statements.

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VectorVision, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2016	2015

Operating Activities
Net loss	$(37,642)	$(20,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,597	10,215
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	(8,645)	5,330
Inventories	35,477	16,663
Prepaid expenses	347	(2,779)
Increase (decrease) in -
Accounts payable and accrued expenses	(5,029)	(1,857)

Net cash (used in) provided by operating activities	(11,895)	7,172

Financing Activities
Proceeds from issuance of promissory notes, related party	38,087	10,000
Payments on promissory notes, related party	(37,317)	(8,270)
Line of credit	12,587	(14,931)

Net cash provided by (used in) financing activities	13,357	(13,201)

Cash:
Net increase (decrease)	1,462	(6,029)
Balance at beginning of period	5,698	11,727
Balance at end of period	$7,160	$5,698

Supplemental disclosure of cash flow information:
Cash paid for -
Interest	$8,224	$8,060
Income taxes	$-	$-

See accompanying notes to financial statements.

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VectorVision, Inc.

Notes to Financial Statements

Years Ended December 31, 2016 and 2015

1.	Organization and Business Operations

Organization and Business

VectorVision, Inc. (the “Company”) was formed in November 1987 as an Ohio-based S Corporation and was founded by David W. Evans, PhD, MBA. The Company develops, manufactures and sells equipment and supplies for standardized vision testing for use by eye doctors, in clinical trials, for real-world vision evaluation and industrial vision testing.

VectorVision specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and Early Treatment Diabetic Retinopathy Study (“ETDRS”) acuity vision testing. The Company’s patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit.

Going Concern and Liquidity

The financial statements have been prepared assuming the Company will continue as a going concern. The Company had a net loss of $37,642 during the year ended December 31, 2016, and had a stockholders’ deficiency of $18,303 as of December 31, 2016. The Company expects to continue to incur cash outflows from operations that will prevent or limit growth in the near-term. As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued.

The Company’s auditors have also included explanatory language in their opinion that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company will continue to incur significant manufacturing, promotional, and administrative expenses associated with its current product line. Additionally, the Company’s long-term viability and growth may depend upon the successful development and commercialization of new products. If the Company is unable to generate sufficient revenues and margins or access supplemental capital resources on a timely basis, the Company may be forced to reduce or discontinue its technology and product development programs and curtail or cease operations. There is no assurance that the Company will be able to generate sufficient revenues, or be able to access any capital resources.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of the financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, depreciable lives of property and equipment, and accruals for potential liabilities.

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Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as noted below. Disclosure as to transfers into and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded, non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company believes the carrying amount of its financial instruments (consisting of cash, accounts receivable, and accounts payable and accrued liabilities) approximates fair value due to the short-term nature of such instruments. The fair value of the Company’s line of credit and promissory notes approximates their carrying value given the interest rates of such notes.

Concentration of Credit Risk and Other Risks and Uncertainties

Cash balances are maintained at a large, well-established financial institution. At times, cash balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. Insurance coverage limits are $250,000 per depositor at each financial institution. All cash balances were fully insured at December 31, 2016 and 2015.

Inventories

The Company’s inventories are stated at the lower of weighted-average cost or market. The cost of finished goods and raw materials is determined on a first-in, first-out basis. The Company evaluates its inventories for obsolescence and recoverability at each reporting period.

Property and Equipment

Property and equipment are initially recorded at their historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets (ranging from five to seven years). Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The Company has not historically recorded any impairment to its long-lived assets. In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs. As of December 31, 2016 and 2015, the Company had not deemed any long-lived assets as impaired, and was not aware of the existence of any indicators of impairment at such dates.

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Revenue Recognition

The Company’s revenue is comprised primarily of sales of medical device equipment and supplies to consumers both in the U.S. and internationally. Revenue is recognized when the risk of loss transfers to our customers and collection of the receivable is reasonably assured, which generally occurs when the product is shipped. A product is not shipped without an order from the customer and an appropriate credit evaluation.

We review accounts receivable for uncollectible accounts and provide an allowance for doubtful accounts as needed, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. We write off delinquent receivables against our allowance for doubtful accounts based on individual credit evaluations, the results of collection efforts, and specific circumstances of customers. We record recoveries of accounts previously written off when received as an increase in the allowance for doubtful accounts. As of December 31, 2016, we had no outstanding accounts receivable that we believed were at risk of non-collection.

The Company provides a standard one-year warranty that covers replacement for damaged parts. Product returns for the years ended December 31, 2016 and 2015 were insignificant.

Income Taxes

The Company operates as an “S” Corporation. As such, it is taxed as a pass-through entity whereby substantially all income tax attributes are passed through to the individual members except for the minimum state income tax.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Based on the FASB’s Exposure Draft Update issued on April 29, 2015, and approved in July 2015, Revenue from Contracts With Customers (Topic 606): Deferral of the Effective Date, ASU 2014-09 is now effective for reporting periods beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2014-09 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. ASU 2016-02 requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

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In March 2016, the FASB issued Accounting Standards Update No. 2016-09 (ASU 2016-09), Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires, among other things, that all income tax effects of awards be recognized in the statement of operations when the awards vest or are settled. ASU 2016-09 also allows for an employer to repurchase more of an employee's shares than it can today for tax withholding purposes without triggering liability accounting and allows for a policy election to account for forfeitures as they occur. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted for any entity in any interim or annual period. The adoption of ASU 2016-09 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Inventories, net

Inventories consisted of the following:

	December 31,
	2016	2015
Raw materials	$72,952	$111,517
Finished goods	14,203	11,115
	$87,155	$122,632

Included in the above are reserves for slow-moving inventory of $28,000 and $20,000, recorded by the Company in 2016 and 2015, respectively.

4.	Property and Equipment, net

Property and equipment consisted of the following:

	December 31,
	2016	2015
Leasehold improvements	$4,898	$4,898
Vehicles	42,630	42,630
Research and testing equipment	29,918	29,918
Furniture and fixtures	26,566	26,566
Computer equipment	19,242	19,242
Office equipment	25,303	25,303
	148,557	148,557
Less accumulated depreciation and amortization	(136,801)	(133,204)
	$11,756	$15,353

For the years ended December 31, 2016 and 2015, depreciation and amortization expense was $3,597 and $10,215, respectively, all of which was included in general and administrative expense.

5.	Line of Credit

The Company maintains a line of credit (“LOC”) with Chase Bank to meet short term liquidity requirements. Maximum borrowings under the LOC are $35,000 and are due on demand. The LOC is secured by the Company’s business assets, including accounts receivable, inventory, and equipment. The LOC carries an 8% interest rate, requires monthly payments due on the 25th of each month, and has an annual fee of $150 in addition to any interest accrued. Outstanding balances under the LOC were $32,760 and 20,173 as of December 31, 2016 and 2015, respectively.

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6.	Commitments and Contingencies

Operating Lease

The Company leases approximately 12,000 of office and warehouse space for $1,350 per month. The space is owned by DWT Evans LLC, a company owned David Evans, VectorVision’s CEO. A new 10-year lease agreement was executed in February 2017, to commence March 1, 2017. As of December 31, 2016, remaining average monthly lease payments (including the new 2017 lease) were $1,882 through February 2027.

The approximate future minimum lease payments under non-cancelable operating leases at December 31, 2016 are as follows:

Years ending December 31,

2017	$19,200
2018	20,290
2019	20,898
2020	21,520
After 2020	147,748
$229,656

Rent expense was $16,200 and $16,200 for the years ended December 31, 2016 and 2015, respectively.

Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business. The Company’s management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

7.	Related Party Transactions

The Company periodically enters into unsecured loan agreements with related parties, mostly family members of the CEO, to fund working capital needs. These loans do not have specific repayment terms and are not subject to interest charges. The Company pays back these loans as cash flows permit. As of December 31, 2016 and 2015, the Company held outstanding loan balances of $38,087 and $37,317, respectively, with these related parties.

As discussed in Note 6, the Company leases its operating facilities from DWT Evans LLC, a company owned by VectorVision CEO David Evans.

In December 2015, A. W. Evans, Jr., Uncle of CEO David Evans, gifted his one share of VectorVision common stock back to the Company. No additional consideration was transferred pursuant to this transaction. The Company retired this common stock.

8.	Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an “S” corporation. In lieu of corporation income taxes, the shareholders of an “S” corporation are taxed on their proportional share of the Company’s taxable income. Therefore, no provision, or liability for federal income taxes has been included in these financial statements.

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9.	Subsequent Events

On March 1, 2017, the Company entered into a non-binding letter of intent (“LOI”) with Guardion Health Sciences, Inc. a Delaware corporation (“Guardion”), whereby the parties set forth an outline of the terms and conditions pursuant to which the Guardion would acquire all of the outstanding shares of stock of VectorVision in exchange for a to be determined number of shares of common stock of Guardion. The transaction is subject to significant conditions precedent to closing, including, but not limited to, the satisfactory completion of due diligence, the determination of the amount of purchase consideration, the negotiation of definitive transaction documents, and other matters, no later than the August 31, 2017 expiration date of the LOI, as amended.

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